Exhibit 99.1

Rithm Capital Corp. Announces Fourth Quarter and Full Year 2023 Results

NEW YORK - (BUSINESS WIRE) — Rithm Capital Corp. (NYSE: RITM; “Rithm Capital” or the “Company”) today reported the following information for the fourth quarter ended and full year ended December 31, 2023:

Fourth Quarter 2023 Financial Highlights:

•GAAP net loss of ($87.5) million, or ($0.18) per diluted common share(1)
•Earnings available for distribution of $247.4 million, or $0.51 per diluted common share(1)(2)
•Common dividend of $120.8 million, or $0.25 per common share
•Book value per common share of $11.90(1)

Full Year 2023 Financial Highlights:

•GAAP net income of $532.7 million, or $1.10 per diluted common share(1)
•Earnings available for distribution of $997.2 million, or $2.06 per diluted common share(1)(2)
•Common dividend of $483.2 million, or $1.00 per common share

	Q4 2023		Q3 2023		FY 2023		FY 2022
Summary Operating Results:
GAAP Net (Loss) Income per Diluted Common Share(1)	$(0.18)		$0.40		$1.10		$1.80
GAAP Net (Loss) Income	$(87.5)	million	$193.9	million	$532.7	million	$864.8	million

Non-GAAP Results:
Earnings Available for Distribution per Diluted Common Share(1)(2)	$0.51		$0.58		$2.06		$1.31
Earnings Available for Distribution(2)	$247.4	million	$280.8	million	$997.2	million	$633.1	million

Common Dividend:
Common Dividend per Share	$0.25		$0.25		$1.00		$1.00
Common Dividend	$120.8	million	$120.8	million	$483.2	million	$470.4	million

“Over the course of 2023, we executed on our growth strategy to accelerate Rithm’s transformation and position the business for long-term success,” said Michael Nierenberg, Chairman, Chief Executive Officer and President of Rithm Capital. “We are proud to have closed our acquisition of Sculptor Capital in the fourth quarter, a significant milestone for our firm and a critical next step in Rithm’s evolution into a global asset manager focused on real estate, credit and financial services. Our diversified platform positions Rithm to continue to capitalize on dislocation across financial markets. I look forward to working with our growing team to take advantage of the opportunities ahead.”

Fourth Quarter 2023 Company Highlights:
•Newrez
•Combined Origination & Servicing segment pre-tax loss of ($120.9) million(3)
•Generated a full year 19% pre-tax ROE on $3.5 billion of equity(4)
•Origination funded production volume of $8.9 billion

•Total Rithm MSR Portfolio Summary
•MSR portfolio totaled $590 billion in unpaid principal balance (“UPB”) at December 31, 2023 compared to $595 billion UPB at September 30, 2023(5)
◦Portfolio average constant prepayment rate of approximately 5%

•Sculptor
•Successfully completed our previously announced acquisition of Sculptor Capital Management, Inc. (“Sculptor”) on November 17, 2023, Sculptor has ~$33 billion of assets under management (“AUM”) at December 31, 2023(6)

•Specialized Loan Servicing(7)
•As previously announced, in October 2023, the Company entered into a definitive agreement with Computershare Limited (ASX:CPU) to acquire Computershare Mortgage Services Inc. and certain affiliated companies, including Specialized Loan Servicing LLC (“SLS”), for a purchase price of approximately $720 million.
•The acquisition includes approximately $136 billion in UPB of MSRs, of which $85 billion is third-party servicing, along with SLS’s origination services business
•Continue to target closing for Q1’24, subject to customary closing conditions and approvals

Renewal of Stock Repurchase Program:
The Company announced today that its Board of Directors authorized new stock repurchase programs of up to $200 million of shares of the Company's common stock (the "common stock repurchase program”), and up to $100 million of shares of the Company’s preferred stock (the “preferred stock repurchase program”, and together with the common stock repurchase program, the “repurchase programs”), through December 31, 2024. The new repurchase programs replace the Company’s previous $200 million common stock repurchase program and $100 million preferred stock repurchase program, which expired on December 31, 2023.

(1)Per common share calculations for both GAAP Net Income and Earnings Available for Distribution are based on 483,214,458 and 484,350,288 weighted average diluted shares for the quarters ended December 31, 2023 and September 30, 2023, respectively. Per share calculations of Book Value are based on 483,226,239 common shares outstanding as of December 31, 2023. Per common share calculations for both GAAP Net Income and Earnings Available for Distribution are based on 483,716,715 and 481,636,125 weighted average diluted shares for the years ended December 31, 2023 and 2022, respectively.

(2)Earnings Available for Distribution is a non-GAAP financial measure. For a reconciliation of Earnings Available for Distribution to GAAP Net Income, as well as an explanation of this measure, please refer to the section entitled Non-GAAP Financial Measures and Reconciliation to GAAP Net Income below.

(3)Includes noncontrolling interests.
(4)Excludes full MSR mark-to-market of $98.8 million.
(5)Includes excess and full MSRs.
(6)“Assets Under Management” (AUM) refers to the assets for which Sculptor provides investment management, advisory or certain other investment-related services. This is generally equal to the sum of (i) net asset value of the funds, (ii) uncalled capital commitments, (iii) total capital commitments for certain real estate funds and (iv) par value of collateralized loan obligations. AUM includes amounts that are not subject to management fees, incentive income or other amounts earned on AUM. Our calculation of AUM may differ from the calculations of other asset managers, and as a result, may not be comparable to similar measures presented by other asset managers. Our calculations of AUM are not based on any definition set forth in the governing documents of the investment funds and are not calculated pursuant to any regulatory definitions.

(7)Based on management’s current views and estimates. Actual results may vary materially.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investors section of the Company’s website, www.rithmcap.com. For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, www.rithmcap.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this press release.

EARNINGS CONFERENCE CALL

Rithm Capital’s management will host a conference call on Wednesday, February 7, 2024 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investors section of Rithm Capital’s website, www.rithmcap.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-833-974-2382 (from within the U.S.) or 1-412-317-5787 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Rithm Capital Fourth Quarter and Full Year 2023 Earnings Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10186157/fb82d49eed.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.rithmcap.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Wednesday, February 14, 2024 by dialing 1-877-344-7529 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “1244166 .”

Consolidated Statements of Operations (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended		Year Ended December 31,
	December 31, 2023	September 30, 2023	2023	2022
Revenues
Origination and Servicing, Investment Portfolio, Mortgage Loans Receivable and Corporate
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$482,210	$442,644	$1,860,255	$1,831,964
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(134,884), $(138,993), $(518,978) and $(631,120), respectively)	(466,346)	20,934	(565,684)	727,334
Servicing revenue, net	15,864	463,578	1,294,571	2,559,298
Interest income	454,317	476,607	1,676,324	1,075,981
Gain on originated residential mortgage loans, held-for-sale, net	98,114	149,230	508,434	1,086,232
Other revenues	58,495	60,319	236,167	230,905
	626,790	1,149,734	3,715,496	4,952,416
Asset Management
Asset management revenues	82,681	—	82,681	—
	709,471	1,149,734	3,798,177	4,952,416
Expenses
Interest expense and warehouse line fees	400,474	382,554	1,421,254	791,001
General and administrative	191,614	190,475	730,752	875,428
Compensation and benefits	222,457	186,149	787,092	1,231,446
Management fee to affiliate	—	—	—	46,174
Termination fee to affiliate	—	—	—	400,000
	814,545	759,178	2,939,098	3,344,049
Other income (loss)
Realized and unrealized gains (losses), net	70,607	(123,668)	(37,236)	(200,181)
Other income (loss), net	(2,834)	6,888	(69,010)	(145,385)
	67,773	(116,780)	(106,246)	(345,566)
Income (loss) before income taxes	(37,301)	273,776	752,833	1,262,801
Income tax expense	29,850	52,585	122,159	279,516
Net income (loss)	$(67,151)	$221,191	$630,674	$983,285
Noncontrolling interests in income of consolidated subsidiaries	(2,020)	4,848	8,417	28,766
Dividends on preferred stock	22,395	22,394	89,579	89,726
Net income (loss) attributable to common stockholders	$(87,526)	$193,949	$532,678	$864,793

Net income (loss) per share of common stock
Basic	$(0.18)	$0.40	$1.11	$1.84
Diluted	$(0.18)	$0.40	$1.10	$1.80
Weighted average number of shares of common stock outstanding
Basic	483,214,458	483,214,061	481,934,951	468,836,718
Diluted	483,214,458	484,350,288	483,716,715	481,636,125

Dividends declared per share of common stock	$0.25	$0.25	$1.00	$1.00

Consolidated Balance Sheets
($ in thousands, except share data)

	December 31, 2023 (Unaudited)	December 31, 2022
Assets
Mortgage servicing rights and mortgage servicing rights financing receivables, at fair value	$8,405,938	$8,889,403
Real estate and other securities ($9,757,664 and $8,289,277 at fair value, respectively)	9,782,217	8,289,277
Residential loans held-for-investment, at fair value	379,044	452,519
Residential mortgage loans, held-for-sale ($2,461,865 and $3,297,271 at fair value, respectively)	2,540,742	3,398,298
Consumer loans held-for-investment, at fair value	1,274,005	363,756
Single-family rental properties	1,001,928	971,313
Mortgage loans receivable, at fair value	2,232,913	2,064,028
Residential mortgage loans subject to repurchase	1,782,998	1,219,890
Cash and cash equivalents	1,287,199	1,336,508
Restricted cash	385,620	281,126
Servicer advances receivable	2,760,250	2,825,485
Receivable for investments sold	—	473,126
Other assets ($1,489,419 and $921,373 at fair value, respectively)	3,478,931	1,914,607
	$35,311,785	$32,479,336
Liabilities and Equity

Liabilities
Secured financing agreements	$12,561,283	$11,257,736
Secured notes and bonds payable ($554,800 and $632,404 at fair value, respectively)	10,679,186	10,098,943
Residential mortgage loan repurchase liability	1,782,998	1,219,890
Unsecured notes, net of issuance costs	719,004	545,056
Payable for investments purchased	—	731,216
Dividends payable	135,897	129,760
Accrued expenses and other liabilities ($333,688 and $18,064 at fair value, respectively)	2,332,379	1,486,667
	28,210,747	25,469,268
Commitments and Contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 51,964,122 and 51,964,122 issued and outstanding, $1,299,104 and $1,299,104 aggregate liquidation preference, respectively	1,257,254	1,257,254
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 483,226,239 and 473,715,100 issued and outstanding, respectively	4,833	4,739
Additional paid-in capital	6,074,322	6,062,019
Retained earnings (accumulated deficit)	(373,141)	(418,662)
Accumulated other comprehensive income	43,674	37,651
Total Rithm Capital stockholders’ equity	7,006,942	6,943,001
Noncontrolling interests in equity of consolidated subsidiaries	94,096	67,067
Total equity	7,101,038	7,010,068
	$35,311,785	$32,479,336

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP NET INCOME

The Company has four primary variables that impact its performance: (i) Net interest margin on assets held within the investment portfolio, (ii) realized and unrealized gains or losses on assets held within the investment portfolio and operating companies, including any impairment or reserve for expected credit losses, (iii) income from the Company’s operating company investments; and (iv) the Company’s operating expenses and taxes.

“Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, which is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses on assets held within its investment portfolio and net unrealized gains on MSRs held by its operating companies; (ii) non-cash deferred compensation and non-cash interest expense; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes.

The Company’s definition of earnings available for distribution excludes certain realized and unrealized losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance. Management also excludes deferred taxes because the Company believes deferred taxes are not representative of current operations. With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. The Company also excluded amortization of acquisition premium on Mortgage loans Receivable Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. Earnings available for distribution excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The Company views earnings available for distribution as a consistent financial measure of its portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended		Year Ended December 31,
	December 31, 2023	September 30, 2023	2023	2022
Net (loss) income attributable to common stockholders	$(87,526)	$193,949	$532,678	$864,793
Adjustments:
Realized and unrealized (gains) losses, net	285,807	49,873	294,499	(1,067,082)
Other (income) loss, net	(2,470)	(26,308)	5,974	128,007
Non-capitalized transaction-related expenses	22,229	15,936	47,755	24,404
Termination fee to affiliate	—	—	—	400,000
Preferred stock management fee to affiliate	—	—	—	8,661
Deferred taxes	29,364	47,386	116,336	271,167
Interest income held on residential mortgage loans, held for sale	—	—	—	3,125
Earnings available for distribution	$247,404	$280,836	$997,242	$633,075

Net (loss) income per diluted share	$(0.18)	$0.40	$1.10	$1.80
Earnings available for distribution per diluted share	$0.51	$0.58	$2.06	$1.31

Weighted average number of shares of common stock outstanding, diluted	483,214,458	484,350,288	483,716,715	481,636,125

SEGMENT INFORMATION
($ in thousands)

Quarter Ended December 31, 2023	Origination and Servicing	Investment Portfolio	Mortgage Loans Receivable	Asset Management	Corporate	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$406,654	$75,556	$—	$—	$—	$482,210
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(134,884))	(414,192)	(52,154)	—	—	—	(466,346)
Servicing revenue, net	(7,538)	23,402	—	—	—	15,864
Interest income	138,332	246,873	65,324	3,788	—	454,317
Gain on originated residential mortgage loans, held-for-sale, net	98,015	99	—	—	—	98,114
Other investment portfolio revenues	—	58,495	—	—	—	58,495
Asset management revenues	—	—	—	82,681	—	82,681
Total revenues	228,809	328,869	65,324	86,469	—	709,471
Interest expense	124,922	229,607	34,111	2,727	9,107	400,474
G&A and other	224,069	73,247	15,808	63,870	37,077	414,071
Total operating expenses	348,991	302,854	49,919	66,597	46,184	814,545
Realized and unrealized gains (losses), net	—	87,240	(24,693)	8,060	—	70,607
Other income (loss), net	(718)	(1,253)	(51)	557	(1,369)	(2,834)
Total other income (loss)	(718)	85,987	(24,744)	8,617	(1,369)	67,773
Income (loss) before income taxes	(120,900)	112,002	(9,339)	28,489	(47,553)	(37,301)
Income tax expense (benefit)	5,733	(2,073)	(931)	27,121	—	29,850
Net income (loss)	(126,633)	114,075	(8,408)	1,368	(47,553)	(67,151)
Noncontrolling interests in income (loss) of consolidated subsidiaries	(32)	(2,353)	—	365	—	(2,020)
Dividends on preferred stock	—	—	—	—	22,395	22,395
Net income (loss) attributable to common stockholders	$(126,601)	$116,428	$(8,408)	$1,003	$(69,948)	$(87,526)

Total Assets	$13,671,626	$17,418,708	$2,498,132	$1,694,954	$28,365	$35,311,785
Total Rithm Capital Stockholders' Equity	$3,518,107	$2,969,710	$618,147	$632,552	$(731,574)	$7,006,942

Quarter Ended September 30, 2023	Origination and Servicing	Investment Portfolio	Mortgage Loans Receivable	Asset Management	Corporate	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$372,979	$69,665	$—	$—	$—	$442,644
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(138,993))	95,507	(74,573)	—	—	—	20,934
Servicing revenue, net	468,486	(4,908)	—	—	—	463,578
Interest income	156,607	260,539	59,461	—	—	476,607
Gain on originated residential mortgage loans, held-for-sale, net	144,139	5,091	—	—	—	149,230
Other investment portfolio revenues	—	60,319	—	—	—	60,319
Asset management revenues	—	—	—	—	—	—
Total revenues	769,232	321,041	59,461	—	—	1,149,734
Interest expense	114,570	227,125	31,751	—	9,108	382,554
G&A and other	241,559	85,364	15,524	—	34,177	376,624
Total operating expenses	356,129	312,489	47,275	—	43,285	759,178
Realized and unrealized gains (losses), net	22	(125,141)	1,451	—	—	(123,668)
Other income (loss), net	(626)	8,269	5,369	—	(6,124)	6,888
Total other income (loss)	(604)	(116,872)	6,820	—	(6,124)	(116,780)
Income (loss) before income taxes	412,499	(108,320)	19,006	—	(49,409)	273,776
Income tax expense (benefit)	56,349	(2,648)	(1,116)	—	—	52,585
Net income (loss)	356,150	(105,672)	20,122	—	(49,409)	221,191
Noncontrolling interests in income (loss) of consolidated subsidiaries	269	4,579	—	—	—	4,848
Dividends on preferred stock	—	—	—	—	22,394	22,394
Net income (loss) attributable to common stockholders	$355,881	$(110,251)	$20,122	$—	$(71,803)	$193,949

Total Assets	$13,037,996	$19,327,078	$2,355,415	$—	$25,039	$34,745,528
Total Rithm Capital Stockholders' Equity	$4,517,431	$2,794,982	$610,499	$—	$(714,856)	$7,208,056

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statement Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.rithmcap.com). New risks and uncertainties emerge from time to time, and it is not possible for Rithm Capital to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and Rithm Capital expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm Capital's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT RITHM CAPITAL

Rithm Capital is a global asset manager focused on real estate, credit, and financial services. Rithm makes direct investments and operates several wholly-owned operating businesses. Rithm’s businesses include Sculptor Capital Management, Inc., an alternative asset manager, as well as Newrez LLC and Genesis Capital LLC, leading mortgage origination and servicing platforms. Rithm Capital seeks to generate attractive risk-adjusted returns across market cycles and interest rate environments. Since inception in 2013, Rithm has delivered approximately $5 billion in dividends to shareholders. Rithm is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes and is headquartered in New York City.

Investor Relations
212-850-7770
IR@RithmCap.com